CONSULTING AGREEMENT

     THIS CONSULTING AGREEMENT (this "Agreement") is entered into this ____ day of July, 1998, by and between JANUS AMERICAN GROUP, INC., a Delaware corporation ("Janus"), and THE CORNERSTONE COMPANY, DEVELOPERS AND OPERATORS OF INNS, HOTELS AND RESORTS, an Ohio corporation ("Cornerstone").

                                    RECITALS

     A. Janus has this day entered into a series of Purchase and Sale Agreements (the "Affiliated Sale Agreements") with various affiliates of Cornerstone (the "Affiliates") which, among other things, provide for the acquisition by Janus of the assets of such Affiliates comprising four (4) separate and discreet hotel properties (the "Hotels").

     B. Cornerstone is and has been responsible for the direction of the management and affairs of the Affiliates and of the Hotels.

     C. Janus desires to retain the continuing services of Cornerstone following its acquisition of the assets comprising the Hotels, and to also retain the benefit of Cornerstone's community, labor and governmental relations to aid in the transition of ownership of the Hotels from the Affiliates to Janus.

     D. Janus and Cornerstone desire to enter into a consulting arrangement on the terms and conditions as hereinafter set forth, and as is required by the Affiliated Sale Agreements.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained in this Agreement, the parties hereto agree as follows:

     1. Term of Consultation. The term of this Agreement shall commence on the date hereof, and shall terminate forty-eight (48) months from and after the date hereof (the "Term of Consultation").

     2. Obligations of Cornerstone. Cornerstone's obligations hereunder shall be to serve Janus in a consulting capacity on an as-needed basis as determined and requested by the Board of Directors of Janus, or their designee during the Term of Consultation, with regard to employee, labor and community relations and governmental affairs related to the transition of ownership of the Hotels to Janus, and the successful continuation of the business of the Hotels. Cornerstone shall not be required to render any consulting services hereunder outside the presently existing service areas of the Hotels. Cornerstone shall not take any action against the best interests of Janus during the Term of Consultation. At no time during the Term of Consultation shall Cornerstone hold himself out as being employed by or otherwise affiliated



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with Janus or any of its subsidiaries or affiliates, except in his capacity as a consultant pursuant hereto.

                                 Consulting Fee.

          (a) For Cornerstone's advisory and consulting services hereunder, Janus shall pay him a consulting fee on the last day of each month during the Term of Consultation in the amount of Twenty Thousand Eight Hundred Thirty-three and 34/100 Dollars ($20,833.34) (the "Consulting Fee").

          (b) It is understood that the inability of Cornerstone to render the services contemplated herein to Janus by reason of temporary or permanent illness, disability or incapacity of its employees, directors or officers will not be considered a failure to perform Cornerstone's services hereunder or constitute a breach or default of Cornerstone's agreement as set out herein.

     4. Independent Contractor. Cornerstone and its officers, directors and employees shall be independent contractors for purposes of this Agreement and in connection therewith Cornerstone: (a) shall determine and establish the work hours and determine the work location of it and its employees; (b) shall not be required to follow specific instructions in rendering consulting services, but shall utilize its employees' own knowledge, skill and technical know-how; (c) shall pay any business and travel expenses incurred by its officers, directors and employees; and (d) shall be free to enter into employment or consulting agreements with third parties, but only to the extent such agreements do not cause Cornerstone to violate or breach any other term of this Agreement or other executory agreements between Cornerstone and Janus and/or any of its subsidiaries or affiliates.

     5. Non-Waiver. The failure of either party to insist in any one or more instances upon performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder, or the future performance of any such term, covenant or condition, but the obligations of either party with respect thereto shall continue in full force and effect.

     6. Successors and Assigns. The rights, benefits, duties and obligations under this Agreement shall inure to and be binding upon Janus and its successors and upon Cornerstone and his legal representatives, legatees and heirs. It is specifically understood, however, that this Agreement constitutes a personal service contract which may not be transferred or assigned by Cornerstone or Janus; provided, however, the rights and obligations of Janus hereunder shall succeed to a successor or surviving corporation resulting from a merger, consolidation, sale of assets or stock, or other corporate reorganization, on condition that such survivor shall assume all of the Janus' obligations hereunder; and it is agreed that such successor or surviving corporation shall continue to be obligated to perform the provisions of this Agreement.



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     7. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, between the parties with respect thereto.

     8. Notices. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed first class, postage prepaid, by registered or certified mail, return receipt requested (mailed notices shall be deemed to have been given on the date sent) as follows:

          a.   If to Cornerstone, as follows:

               The Cornerstone Company
               2857 Riviera Dr.
               Akron, Ohio  44333-3415
               Attention: Michael Gallucci, Jr.

          b.   If to Janus, as follows:

               2300 Corporate Blvd., NW, Suite 232
               Boca Raton, FL  33431
               Attention:  James E. Bishop

or in any case to such other address or addresses as hereafter shall be furnished as provided in this Paragraph 8 by any of the parties hereto to the other parties hereto.

     9. Modification. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto and signed by both parties.

     10. Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Ohio.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                            JANUS AMERICAN GROUP, INC.


                                            By:
                                                --------------------------------
                                                JAMES E. BISHOP, PRESIDENT

                                        THE CORNERSTONE COMPANY, DEVELOPERS AND
                                        OPERATORS OF INNS, HOTELS AND RESORTS

                                        By:
                                            ------------------------------------
                                            MICHAEL GALLUCCI, JR., PRESIDENT